UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MONOLITHIC POWER SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 (the "Amendment") amends the definitive proxy statement furnished in connection with the solicitation of proxies by the Board of Directors of Monolithic Power Systems, Inc. (the "Company"), filed with the U.S. Securities and Exchange Commission (the "SEC") on April 30, 2025 (the "Proxy Statement"). The Proxy Statement was filed in connection with the Company's 2025 Annual Meeting of Stockholders to be held on June 12, 2025, including any adjournment or postponement thereof (the "Annual Meeting").

This Amendment is intended to clarify, and revises the description on page 10 of the Proxy Statement of, the approval requirement for, and the effect of abstentions on, "Proposal 4: Management Proposal to Amend and Restate the Amended and Restated Certificate of Incorporation to Declassify the Board of Directors" ("Proposal 4"). As described in the amendments below, Proposal 4 will be approved if it receives the affirmative vote of a majority of the shares of the Company’s common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote against Proposal 4.

This Amendment should be read in conjunction with the Proxy Statement. Except as described in this Amendment, this Amendment does not modify, amend, supplement or otherwise affect the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

The following disclosure amends and restates the third paragraph under the heading "Quorum, Required Votes, Abstentions and Broker Non-Votes" on page 10 of the Proxy Statement as follows (changes marked, with new text bold and underlined and deleted text bold and strikethrough):

“Under the General Corporation Law of the State of Delaware, both abstaining votes and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is not counted as a vote cast for the election of directors, but has the same effect as a vote cast against each of the other proposals requiring approval by (i) a majority of the shares of stock entitled to vote thereon which are present in person by virtual attendance at the Annual Meeting or represented by proxy at the Annual Meeting and (ii) a majority of the shares of stock entitled to vote thereon. As a result, abstentions have the same effect as a vote against Proposals 2, 3, 4 and 5, and will have no effect on Proposal 1. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. A broker non-vote will have no effect on the outcome of the proposals, except for the proposal to amend and restate our Certificate of Incorporation to declassify our Board, where broker non-votes will have the same effect as a vote against the proposal. For purposes of ratifying our independent registered public accounting firm, brokers have discretionary authority to vote.”

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 12, 2025

The Notice and Proxy Statement, this Amendment and the Annual Report are available free of charge on our website at www.monolithicpower.com under Investor Relations.

This Amendment is being filed with the SEC and furnished to stockholders on May 2, 2025.